Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-208514 and 333-208514-06

Ford Credit Auto Lease trust 2018-A investor roadshow April 2018

Free Writing Prospectus Registration Statement No. 333-208514 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trust 2018-A (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-888-603-5847. SLIDE 1

Fcalt 2018-A roadshow transaction participants Issuer Ford Credit Auto Lease Trust 2018-A Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee U.S. Bank National Association Owner Trustee The Bank of New York Mellon Delaware Trustee BNY Mellon Trust of Delaware Accountants PricewaterhouseCoopers LLP Joint-Lead Managers Barclays Capital Inc. BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC HSBC Securities (USA) Inc. Lloyds Securities Inc. Asset Representation Reviewer Clayton Fixed Income Services LLC SLIDE 2

Fcalt 2018-A roadshow Executive summary Ford Credit Auto Lease Trust 2018-A (“FCALT 2018-A”) plans to offer $1.0 billion of AAA-rated Class A Notes and $56.2 million of AA-rated Class B Notes Offering will include fixed-rate A-2a and floating-rate A-2b Notes which will be sized to demand; class A-2b notes will not exceed $300 million Collateral eligibility and amount of credit enhancement are unchanged compared with prior transactions Initial hard credit enhancement on Class A Notes of 20.40% (target of 22.90%) including subordination, overcollaterization and reserve account Estimated excess spread of 4.22% FCALT 2018-A will be an asset-level data and Reg Risk Retention compliant transaction SLIDE 3

Fcalt 2018-A roadshow Transaction summary FCALT 2018-A will be the 14th public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 FCALT 2018-A plans to offer $1,000,000,000 of AAA-rated Class A notes and $56,190,000 of AA-rated Class B notes. The depositor initially will retain $52,430,000 of unrated Class C notes(1) FCALT 2018-A will use a senior / subordinate, sequential pay structure pre- and post-event of default Similar to previous Ford Credit lease securitizations, FCALT 2018-A will use an exchange note legal structure. The exchange note is secured by a reference pool of leases and leased vehicles The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(2). As a result, the base residual value of 94.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual of the leased vehicle The discount rate applied to each lease is the greater of (1) 8.20% and (2) the lease factor -------------------------------------- The Class A-1, A-2, A-3, A-4, and B notes will be issued publicly. The depositor intends to initially retain $52,430,000 of Class C notes. ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle. SLIDE 4

Fcalt 2018-A roadshow Transaction summary (Cont’d) The reference pool cutoff date is April 1, 2018. The first payment date will be May 15, 2018 Credit enhancement for the notes will consist of overcollateralization, subordination, a reserve account and excess spread FCALT 2018-A provides robust disclosure of collateral performance Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus (Annex B) Ongoing quarterly supplemental and statistical reporting will be published on Ford Credit’s website and will include an updated payment schedule of the remaining leases, credit loss and residual performance Asset-level data about the reference pool for this securitization will be filed with the SEC on Form ABS-EE on a monthly basis The fair value of the residual interest retained by the depositor, a wholly-owned affiliate of Ford Credit, will represent at least 5% of the sum of the fair values of the notes and the residual interest on the closing date SLIDE 5

FCALT 2018-A ROADSHOW

TRANSACTION STRUCTURE

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	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Total
Principal Amount	191,000,000	450,000,000		280,000,000	79,000,000	56,190,000	52,430,000	$1,108,620,000
Class Split [1]	15.30%	36.04%		22.43%	6.33%	4.50%	4.20%	88.80%
Rating (S&P/Moody's)	A-1+ /P-1	AAA / Aaa		AAA / Aaa	AAA / Aaa	AA / Aa1	NR / NR	
Offering Type	Public	Public		Public	Public	Public	Retained	
WAL to Maturity (years) [2]	0.34	1.15		1.91	2.25	2.37	2.49	
Benchmark	Int. LIBOR	EDSF	1 mo. LIBOR	EDSF	Int. Swaps	Int. Swaps	Int. Swaps	
Fixed/Floating	Fixed	Fixed	Floating	Fixed	Fixed	Fixed	Fixed	
Interest Accrual Method	Act / 360	30 / 360	Act / 360	30 / 360	30 / 360	30 / 360	30 / 360	
Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	
Principal Window (months) [2]	1 - 8	8 - 20	8 - 20	20 - 26	26 - 28	28 - 29	29 – 31	
Expected Final [2] [3]	12/15/2018	12/15/2019	12/15/2019	6/15/2020	8/15/2020	9/15/2020	11/15/2020	
Legal Final [3]	5/15/2019	12/15/2020	12/15/2020	6/15/2021	8/15/2021	9/15/2021	11/15/2022	
ERISA Eligible	Yes	Yes	Yes	Yes	Yes	Yes	No	

(1) As a percent of initial total securitization value
(2) At pricing speed of 100% prepayment assumption to maturity
(3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

SLIDE 6

Fcalt 2018-A roadshow Class a credit enhancement Triple A credit enhancement for FCALT 2018-A (20.40% /22.90%) will remain unchanged relative to FCALT 2017-B Includes overcollateralization, subordination, and reserve account Estimated excess spread of 4.22% The distribution of hard credit enhancement is unchanged, consistent with FCALT 2017-B: Subordination is 8.70% Initial overcollateralization is 11.20% of the initial securitization value Target overcollateralization is 13.70% of the initial securitization value The reserve account is 0.50% of the initial securitization value The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value SLIDE 7

Fcalt 2018-A roadshow Class a-2A AND A-2B FLOATING RATE NOTES FCALT 2018-A will issue a fixed rate Class A-2a note and unhedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b notes not to exceed $300 million SLIDE 8

Fcalt 2018-A roadshow COMPOSITION OF THE REFERENCE POOL Number of leases 54,756 Initial total securitization value $1,248,455,479.84 Residual portion of initial total securitization value $802,273,108.56 Residual portion as a % of initial total securitization value 64.26% Base monthly payments plus base residual value $1,413,606,718.97 Base residual value $943,340,790.64(1) Base residual value as a % of base monthly payments plus base residual value 65.89% Base residual value as a % of initial total securitization value 75.56% Weighted average original term 35.6 months(2) Weighted average remaining term 23.7 months(2) Seasoning 11.9 months(2) Weighted average FICO® score 754(3) Minimum discount rate 8.20% (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 94.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 94.15% equal to the ALG residual value and 0.01% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of April 1, 2018. (3) This weighted average excludes leases representing 5.46% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. SLIDE 9

FCALT 2018-A ROADSHOW

COLLATERAL HIGHLIGHTS

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	FCALT 2018-A	FCALT 2017-B	FCALT 2017-A	FCALT 2016-A	FCALT 2015-B	FCALT 2015-A	FCALT 2014-B	FCALT 2014-A	FCALT 2013-B	FCALT 2013-A
Max 6-month Residual Maturities as a % Base Residual value	31.39%	33.37%	31.61%	27.91%	35.70%	36.83%	34.41%	28.98%	34.83%	36.04%
Seasoning (months)	11.9	11.9	11.7	11.5	10.3	10.0	9.6	9.4	9.3	10.4
Model Diversification										
Top Model	18.92%	19.76%	18.71%	18.66%	17.86%	19.16%	16.55%	18.14%	16.80%	14.75%
Top 3 Models	53.66%	55.54%	50.79%	50.01%	51.50%	51.23%	47.69%	48.36%	47.31%	42.92%
SUVs and Trucks as % of Total Securitization Value [1]	19.17%	19.47%	17.73%	15.96%	19.31%	18.57%	14.86%	14.85%	17.42%	25.97%
Weighted Average FICO	754	751	747	742	741	742	746	745	746	748
Weighted Average LTV at Origination	90.82%	92.44%	93.43%	94.83%	93.73%	94.45%	96.11%	95.49%	96.96%	96.25%
Weighted Average PTI at Origination	7.19%	7.32%	7.31%	7.39%	7.19%	7.20%	7.14%	7.25%	7.29%	7.23%
Residual Portion of Securitization Value	64.26%	64.59%	64.69%	64.28%	64.74%	64.95%	63.30%	64.96%	64.69%	63.85%

- Broad distribution of residual maturities
- Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of transaction)
- ALG MTM as a percentage of Base Residual Value forecasts a loss of 3.70% in FCALT 2018-A vs 3.55% in FCALT 2017-B
- FCALT transactions include shorter tenor leases on average relative to other lease ABS issuers
  - The weighted average original term of FCALT 2018-A is 35.6 months
- Favorable model diversification in FCALT 2018-A. Top model (Escape) is 18.92% of the pool and top 3 models comprise 53.66% of the pool
- FCALT 2018-A includes a diverse product mix of cars and CUVs (80.83%) and a low concentration of SUVs/Trucks (19.17%)
- Transactions include consistently high weighted average FICO® scores
- FCALT 2018-A residual portion of securitization value in line with recent FCALT transactions

[1] Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

SLIDE 10

FCALT 2018-A ROADSHOW: COLLATERAL STRATIFICATION

GEOGRAPHIC DISTRIBUTION

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State[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	12,313	22.49 %	$ 452,074,892.45	$ 363,085,271.75	$ 258,860,365.21	20.73 %	$ 207,533,369.00	22.00 %	$ 177,856,107.79	$ 199,879,231.00
New York	7,280	13.30	278,281,269.83	236,964,202.46	169,393,394.15	13.57	127,283,364.44	13.49	107,979,048.18	122,147,218.00
New Jersey	4,252	7.77	164,696,305.05	141,141,308.49	100,377,222.97	8.04	74,407,082.90	7.89	63,127,181.92	71,609,731.00
Ohio	4,260	7.78	154,608,523.68	133,121,096.23	95,045,815.24	7.61	69,772,593.13	7.40	59,115,655.11	66,818,958.00
California	3,825	6.99	142,561,780.82	115,946,910.85	81,993,466.70	6.57	60,464,165.27	6.41	51,439,856.07	59,050,885.00
Florida	3,405	6.22	133,087,902.47	115,408,210.85	79,693,227.62	6.38	59,468,041.77	6.30	50,706,731.83	57,825,963.00
Pennsylvania	3,315	6.05	124,391,914.66	102,684,608.77	74,317,065.99	5.95	56,885,569.61	6.03	48,214,663.77	54,625,466.00
Texas	1,944	3.55	76,953,436.79	69,944,087.82	49,690,861.07	3.98	33,817,581.40	3.58	28,470,451.13	32,739,389.00
Other	14,162	25.86	557,808,273.62	472,698,151.59	339,084,060.89	27.16	253,709,023.12	26.89	215,363,412.76	243,718,480.00
Total	54,756	100.00 %	$2,084,464,299.37	$1,750,993,848.81	$1,248,455,479.84	100.00 %	$ 943,340,790.64	100.00 %	$ 802,273,108.56	$ 908,415,321.00


MI
20.7%
NY
13.6%
CA
6.6
NJ
8.0
OH
7.6
Other
43.5%
Top 5 States
56.5%

FCALT 2018-A


MI
21.1%
NY
13.8%
CA
11.3%
NJ
8.2%
OH
7.7%
Other
37.9%
Top 5 States
62.1%

FCALT 2017-B


MI
19.3%
NY
12.3%
CA
11.2%
NJ
7.5%
OH
7.0%
Other
42.7%
Top 5 States
57.3%

FCALT 2017-A


MI
16.4%
NY
12.2%
CA
11.0%
NJ
7.7%
OH
7.5%
Other
45.2%
Top 5 States
54.8%

FCALT 2016-A

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

SLIDE 11

Fcalt 2018-A roadshow: collateral stratification VEHICLE TYPE FCALT 2018-A continues to have broad diversification by vehicle type Truck and SUV concentrations reflect recent origination trends, representing 19.17% of initial total securitization value in FCALT 2018-A, 19.47% in FCALT 2017-B, 17.73% in FCALT 2017-A, and 15.96% in FCALT 2016-A Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 model year Escapes as CUVs rather than SUVs as they are built on a car platform and have fuel efficiency similar to the CUV category FCALT 2016-A Car and CUV 80.8% SLIDE 12 FCALT 2017-A Car and CUV 84.0% FCALT 2017-B Car and CUV 82.3% Car and CUV 80.5% FCALT 2018-A CUV 56.5% Car 24.3% Truck 16.2% SUV 2.9% CUV 55.2% Car 27.1% Truck 15.2% SUV 2.6% CUV 56.3% Car 24.3% Truck 17.5% SUV 2.0% CUV 53.3 % Car 30.7 % Truck 12.5 % SUV 3.4%

FCALT 2018-A ROADSHOW: COLLATERAL STRATIFICATION

VEHICLE MODEL

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Distribution of the Leases by Vehicle Model

Vehicle Model [1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Escape	12,772	23.33 %	$ 385,906,275.80	$ 322,939,515.72	$ 236,189,424.89	18.92 %	$178,610,025.02	18.93 %	$ 152,017,885.24	$169,086,743.00
Explorer	8,324	15.20	372,647,637.24	321,859,126.02	232,933,316.65	18.66	173,960,633.17	18.44	147,112,993.30	169,738,328.00
F-150	6,100	11.14	312,854,940.41	260,788,828.73	200,718,501.22	16.08	164,691,195.80	17.46	138,991,935.26	154,936,846.00
Fusion [2]	9,085	16.59	276,379,912.99	218,062,301.63	148,927,751.03	11.93	110,608,322.26	11.73	95,707,801.72	108,570,789.00
Edge	4,545	8.30	183,559,196.11	154,811,693.37	107,982,887.03	8.65	81,470,424.45	8.64	69,572,023.99	76,072,050.00
MKZ [2]	2,357	4.30	102,038,029.97	87,201,257.60	59,033,746.88	4.73	45,225,053.00	4.79	38,614,967.33	46,078,282.00
MKC	2,364	4.32	97,636,581.03	86,260,118.39	55,764,101.36	4.47	41,315,692.50	4.38	34,974,595.18	40,195,689.00
MKX	1,783	3.26	89,322,333.98	77,775,897.01	53,978,934.48	4.32	40,590,967.50	4.30	34,429,185.06	39,975,697.00
Focus	2,588	4.73	56,815,113.48	45,617,618.31	32,659,845.92	2.62	22,198,221.65	2.35	19,008,279.66	20,822,079.00
Navigator	420	0.77	31,566,300.23	28,777,015.45	19,712,847.90	1.58	13,981,508.05	1.48	11,810,009.25	13,402,329.00
C-Max [2]	1,186	2.17	37,056,833.45	26,369,756.32	17,634,522.08	1.41	11,814,367.60	1.25	10,019,717.18	11,905,374.00
Flex	744	1.36	29,629,162.10	24,868,244.15	17,235,629.26	1.38	12,674,577.75	1.34	10,769,470.60	12,445,636.00
Continental	483	0.88	28,622,762.53	26,277,417.81	17,188,092.66	1.38	11,746,603.00	1.25	9,804,288.06	11,981,266.00
Expedition	391	0.71	26,071,373.95	23,535,126.72	16,948,121.62	1.36	12,284,852.44	1.30	10,346,878.28	11,810,595.00
Mustang	631	1.15	20,207,634.05	18,101,291.16	12,984,646.77	1.04	9,409,373.55	1.00	8,099,980.05	8,791,147.00
Other	983	1.80	34,150,212.05	27,748,640.42	18,563,110.09	1.49	12,758,972.90	1.35	10,993,098.40	12,602,471.00
Total	54,756	100.00 %	$2,084,464,299.37	$1,750,993,848.81	$ 1,248,455,479.84	100.00 %	$943,340,790.64	100.00 %	$ 802,273,108.56	$908,415,321.00

FCALT 2018-A pool features favorable model diversification

[1] Models representing greater than 1.00% of initial total securitization value.

[2] Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 4.12% of initial securitization value.

SLIDE 13

FCALT 2018-A ROADSHOW

PAYMENT SCHEDULE

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		Securitization Value	Base Monthly Payment	% of Base Monthly Payment	Base Residual	% of Base Residual
	Initial Balance	1,248,455,479.84				
2018	April	1,236,157,239.35	20,830,579.09	4.27%	0.00	0.00%
	May	1,223,774,945.81	20,830,579.09	4.27%	0.00	0.00%
	June	1,211,308,024.68	20,830,579.09	4.27%	0.00	0.00%
	July	1,198,755,897.53	20,830,579.09	4.27%	0.00	0.00%
	August	1,186,117,982.00	20,830,579.09	4.27%	0.00	0.00%
	September	1,166,578,158.51	20,690,791.40	4.24%	6,955,320.90	0.74%
	October	1,148,076,067.49	20,571,214.46	4.21%	5,903,627.45	0.63%
	November	1,129,224,876.78	20,442,980.26	4.19%	6,254,514.45	0.66%
	December	1,098,286,344.04	20,073,566.53	4.11%	18,582,399.85	1.97%
2019	January	1,067,947,142.49	19,690,289.76	4.03%	18,154,916.60	1.92%
	February	1,033,868,516.66	19,238,675.34	3.94%	22,138,581.65	2.35%
	March	999,161,584.89	18,777,903.18	3.85%	22,994,773.30	2.44%
	April	967,152,388.32	18,355,774.52	3.76%	20,481,981.45	2.17%
	May	933,258,107.45	17,893,530.45	3.66%	22,610,564.45	2.40%
	June	896,880,609.62	17,382,635.17	3.56%	25,373,004.01	2.69%
	July	862,976,023.82	16,910,953.33	3.46%	23,123,143.15	2.45%
	August	830,257,194.69	16,446,678.97	3.37%	22,169,957.04	2.35%
	September	796,138,455.98	15,945,960.02	3.27%	23,846,992.95	2.53%
	October	755,653,471.35	15,289,477.86	3.13%	30,636,492.90	3.25%
	November	713,215,179.12	14,595,930.92	2.99%	33,006,678.63	3.50%
	December	670,846,786.55	13,897,301.02	2.85%	33,345,400.85	3.53%

Initial Total Securitization Value	$1,248,455,479.84
Total Scheduled Based Monthly Payments plus Base Residual Value	$1,431,606,718.97
Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual	65.89%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

SLIDE 14

FCALT 2018-A ROADSHOW

PAYMENT SCHEDULE (CONT'D)

		Securitization Value	Base Monthly Payment	% of Base Monthly Payment	Base Residual	% of Base Residual
2020	January	632,861,932.76	13,283,799.36	2.72%	29,285,833.25	3.10%
	February	591,491,610.34	12,557,249.07	2.57%	33,138,275.73	3.51%
	March	542,324,266.81	11,665,637.62	2.39%	41,544,163.18	4.40%
	April	496,266,182.77	10,816,117.53	2.22%	38,948,342.94	4.13%
	May	443,418,369.05	9,806,965.29	2.01%	46,432,470.50	4.92%
	June	388,716,688.43	8,726,556.35	1.79%	49,005,588.07	5.19%
	July	335,985,959.50	7,646,540.60	1.57%	47,740,788.85	5.06%
	August	289,723,094.08	6,677,931.13	1.37%	41,881,195.47	4.44%
	September	238,661,253.60	5,561,264.58	1.14%	47,480,683.94	5.03%
	October	185,964,266.83	4,351,487.92	0.89%	49,976,655.86	5.30%
	November	130,303,171.94	3,083,070.47	0.63%	53,849,013.50	5.71%
	December	74,237,407.71	1,811,369.36	0.37%	55,144,910.02	5.85%
2021	January	32,540,204.20	837,816.79	0.17%	41,366,718.00	4.39%
	February	25,016,492.73	643,877.68	0.13%	7,102,191.85	0.75%
	March	15,188,922.38	381,370.74	0.08%	9,617,145.65	1.02%
	April	1,078,777.11	26,748.44	0.01%	14,187,187.80	1.50%
	May	224,175.07	6,729.38	0.00%	855,244.30	0.09%
	June	187,189.98	5,567.95	0.00%	32,949.00	0.00%
	July	155,907.47	4,770.64	0.00%	27,791.00	0.00%
	August	118,490.78	3,736.06	0.00%	34,746.00	0.00%
	September	86,531.61	3,070.26	0.00%	29,698.60	0.00%
	October	84,052.65	3,070.26	0.00%	0.00	0.00%
	November	81,556.75	3,070.26	0.00%	0.00	0.00%
	December	41,765.60	1,551.95	0.00%	38,796.50	0.00%
2022	January	0.00	0.00	0.00%	42,051.00	0.00%
	February	0.00	0.00	0.00%	0.00	0.00%
	Total		$488,265,928.33	100.00%	$943,340,790.64	100.00%

Initial Total Securitization Value	$1,248,455,479.84
Total Scheduled Based Monthly Payments plus Base Residual Value	$1,431,606,718.97
Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual	65.89%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

SLIDE 15

Fcalt 2018-A roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) % of Residuals Maturing Each Period Hard Credit Enhancement as a % of O/S Securitization Value (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays SLIDE 16 Class A-1 Paid Down Class A-2 Paid Down Class A-3 Paid Down Class A-4 Paid Down 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 5% 10% 15% 20% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 Total Hard CE CUV Car SUV Truck

Fcalt 2018-A roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD (Cont’d) Because enhancement as a percentage of the FCALT 2018-A initial total securitization value increases during the transaction, the amount of residual stress that each class can support increases dramatically over time The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 16.85%, similar to previous FCALT transactions After the A-3 notes are expected to pay-off in month 26, the A-4 notes should have approx. 70% hard enhancement SLIDE 17

FCALT 2018-A ROADSHOW

RESIDUAL BREAKEVEN ANALYSIS

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Class A-1 Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	100.00%	100.00%	100.00%
100%	100.00%	100.00%	100.00%

Class A-3 Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	65.42%	64.09%	62.57%
80%	57.25%	56.08%	54.75%
90%	50.88%	49.85%	48.67%
100%	45.80%	44.86%	43.80%

Class B Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.50%	4.00%
Turn in Rate[1]	1.00x	2.50x	4.00x
70%	44.78%	42.40%	39.76%
80%	39.18%	37.10%	34.79%
90%	34.83%	32.97%	30.93%
100%	31.35%	29.68%	27.83%

Class A-2 Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	94.35%	94.82%	95.36%
90%	83.86%	84.28%	84.77%
100%	75.48%	75.86%	76.29%

Class A-4 Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	53.36%	51.40%	49.22%
80%	46.69%	44.97%	43.07%
90%	41.51%	39.98%	38.29%
100%	37.36%	35.98%	34.46%

Class C Notes	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.00%	3.00%
Turn in Rate[1]	1.00x	2.00x	3.00x
70%	36.83%	34.23%	31.17%
80%	32.23%	29.95%	27.28%
90%	28.65%	26.62%	24.25%
100%	25.78%	23.96%	21.82%

Assumptions:

- 0% prepayments
- 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses
- 50% recovery of charge-offs (with a 4 month lag on credit loss recoveries)
- 2 month lag on receipt of auction proceeds for residual
- Base net credit loss of 1% of initial total securitization value
- Estimated 4.22% excess spread per annum
- Includes 11.2% initial overcollateralization growing to a target of 13.7%, 8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes, and 0.5% cash reserve account

The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

[1] After stress defaults

SLIDE 18

Break-Even = 100% Return Rate Assumed Return Rate Cumulative Residual Loss / (Gain) A-4 Break-Even = 34.5% A-3 Break-Even = 43.8% A-2 Break-Even = 76.3% Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) * Assumes cumulative net credit losses stress of 5%; break-evens are specific to FCALT 2018-A Break-Even for FCALT 2018-A Compared to Historical Pool Performance Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) Period (Months) Period (Months) FCALT 2018-A ROADSHOW BREAK-EVEN ANALYSIS* SLIDE 19 -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B

Fcalt 2018-A roadshow FORD CREDIT’S U.S. MANAGED LEASE PORTFOLIO SLIDE 20 Ford Credit leasing remains below the industry as a share of retail sales Ford Credit works with Ford and Lincoln to set guidelines around leasing share, term, model mix and other factors to support brand value and sales Ford auction values for 2017 were better than expected 572 704 841 975 1006 Source: 2017 Q4 Lease Quarterly Statistical Information Avg. # of Leases Outstanding(000) Source: Manheim Consulting, March 2018 (January 1995 = 100) Number of Leases Originated (000) Manheim Used Vehicle Value Index 328 363 414 401 377 2013 2014 2015 2016 2017

FCALT 2018-A ROADSHOW: FORD CREDIT'S U.S. LEASE PORTFOLIO

RESIDUAL PERFORMANCE

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	Year Ended December 31,				
	2017	2016	2015	2014	2013
Number of Leases Terminated	348,880	318,094	245,376	248,030	163,828
Number of Vehicles Returned and Sold	263,860	238,389	174,421	186,320	111,962
Return Rate	75.63	74.94	71.08	75.12	68.34
Vehicles Returned and Sold					
Average Adjusted MSRP	35,382	35,050	34,878	34,419	34,121
Average ALG Base Residual Value	17,504	17,853	18,223	17,997	17,613
Average Residual Loss/ (Gain)	(256)	14	(733)	(588)	(843)
Residual Loss/ (Gain) as a % of Adjusted MSRP [1]					
Car	4.37	5.95	4.59	5.09	3.22
CUV	(4.72)	(4.37)	(5.60)	(5.71)	(6.77)
SUV [2]	(2.51)	(2.36)	(5.81)	(6.12)	(6.71)
Truck	(3.87)	(4.38)	(10.18)	(10.89)	(10.43)
Average	(0.72)	0.04	(2.10)	(1.71)	(2.47)
Residual Loss/ (Gain) as a % of ALG Base Residual Value [3]	(1.46)	0.08	(4.02)	(3.27)	(4.79)
Residual Loss/ (Gain) as a % of ALG Residual Value					
Terminated Leases					
Average Contract Residual Value as a % of Adjusted MSRP [4]	56.08	57.31	58.65	58.83	56.69
Average ALG Base Residual Value as a % of Adjusted MSRP [5]	49.38	50.59	51.66	51.80	50.76
Contract Residual Value Higher/ (Lower) than ALG Base Residual Value	6.70	6.72	6.99	7.03	5.93

- Ford's managed portfolio residual realizations have posted a gain of 1.46% for the period ending December 31, 2017 and losses of 0.08% for the period ending December 31, 2016
- Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit's worst year in 2008 when the portfolio experienced residual losses of 18.26% (not shown)
- Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2018-A, while periods of severe residual stress have historically been much shorter
- Rating agencies assume a 100% return rate even though Ford Credit's highest return rate was only 82.31% in 2008 (not shown)

See Appendix for footnotes

SLIDE 21

FCALT 2018-A ROADSHOW: FORD CREDIT'S U.S. LEASE PORTFOLIO

CREDIT PERFORMANCE

Ford Go Further

Delinquency, Repossession and Credit Loss Experience	Year Ended December 31,				
	2017	2016	2015	2014	2013
Average number of leases outstanding[1]	1,005,542	974,580	841,005	704,275	571,990
Average portfolio outstanding (in millions)[2]	$26,586	$25,506	$22,066	$18,554	$14,843
Average number of delinquencies[3][4]					
31 - 60 days	7,731	7,436	6,265	5,802	4,495
61-90 days	870	823	585	557	390
91 - 120 days	98	103	59	49	31
Over 120 days	13	16	8	5	4
Average number of delinquencies as a percentage of average number of leases oustanding[3][4]					
31 - 60 days	0.77%	0.76%	0.74%	0.82%	0.79%
61-90 days	0.09%	0.08%	0.07%	0.08%	0.07%
91 - 120 days	0.01%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate balance of delinquent leases as a percentage of average portfolio outstanding[3][5]					
31 - 60 days	0.73%	0.81%	0.80%	0.89%	0.96%
61-90 days	0.08%	0.09%	0.08%	0.07%	0.10%
91 - 120 days	0.00%	0.01%	0.01%	0.01%	0.01%
Over 120 days	0.00%	0.00%	0.00%	0.00%	0.00%
Repossessions as a percentage of average number of leases outstanding	0.79%	0.72%	0.63%	0.66%	0.62%
Aggregate net losses (gains) (in millions)[6]	$102	$83	$51	$39	$19
Net losses (gains) as a percentage of average portfolio outstanding[6]	0.38%	0.33%	0.23%	0.21%	0.13%
Net losses (gains) as a percentage of gross liquidations[7]	0.87%	0.79%	0.59%	0.50%	0.34%
Number of leases charged off	17,953	16,415	11,838	8,907	6,672
Number of leases charged off as a percentage of average number of leases outstanding	1.79%	1.68%	1.41%	1.26%	1.17%
Average net loss (gain) on leases charged off	$5,701	$5,081	$4,308	$4,421	$2,787

See Appendix for footnotes

SLIDE 22

Fcalt 2018-A roadshow SECURITIZATION POOL PERFORMANCE Cumulative Residual Loss / (Gain)* * As a percentage of initial base residual value; includes losses / (gains) on retained and returned vehicles ** Total credit loss as a percent of initial total securitization value Cumulative Net Credit Losses** For the pool performance in the periods above (2012 to 2017): Lifetime cumulative return rates typically between 60% and 75% Cumulative residual gains but declining; recently residual gains on larger vehicles have been partially offset by residual losses on smaller vehicles Consistent credit loss performance Commentary Cumulative Return Rate Loss Gain Period (Months) Period (Months) Period (Months) SLIDE 23 0% 20% 40% 60% 80% 100% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B -0.1% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B

APPENDIX SLIDE 24

Fcalt 2018-A roadshow FOOTNOTES TO RESIDUAL TABLE ON SLIDE 21 The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. All Explorers and Escapes are classified as SUV regardless of model year. (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles. (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. With regard to the residual table on slide 22, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by December 31, 2017, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period. SLIDE 25

Fcalt 2018-A roadshow FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 22 Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off. Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period. Net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. Net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease. SLIDE 26